UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ____________________________________________________
FORM 8-K
  ____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 11, 2019
   ____________________________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
  ____________________________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VREX	The Nasdaq Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On July 11, 2019, after receiving approval of the Board of Directors of Varex Imaging Corporation (the “Company”), management committed to closing the Company’s Santa Clara facility.  The closure of the Company's Santa Clara facility is being taken in connection with the ongoing integration of the imaging business acquired from PerkinElmer, Inc. in May 2017 and we expect operations at the Santa Clara facility to cease by the end of December 2020. Due to the closure of the Santa Clara facility, the Company anticipates the elimination of approximately 110 positions at the Santa Clara facility. The Company anticipates that all activities related to the closure of the Santa Clara facility will be completed by the end of March 2021.

The total amount of restructuring charges is expected to be in the range of $20 to $24 million, including approximately $6 million of accelerated depreciation, $6 to $7 million for the impairment of assets, $5 to $7 million for employee and severance related costs and $3 to $4 million for the remaining lease obligations.  The Company expects that approximately $8 to $11 million of these restructuring charges will result in future cash expenditures. The Company expects that the closure of the Santa Clara facility will deliver approximately $12 to $16 million in annual cost savings.

Item 2.06	Material Impairments

The information set forth above in Item 2.05 is incorporated by reference into this Item 2.06.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: July 12, 2019	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary